Exhibit 34.4

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KPMG LLP

303 East Wacker Drive

Chicago, IL 60601-5212

Report of Independent Registered Public Accounting Firm

The Board of Directors

The Trust & Securities Services department of Deutsche Bank National Trust

Company and Deutsche Bank Trust Company Americas:

We have examined management's assertion, included in the accompanying Appendix

I, that the Trust & Securities Services department of Deutsche Bank National

Trust Company and Deutsche Bank Trust Company Americas (collectively the

"Company") complied with the servicing criteria set forth in Item 1122(d) of the

Securities and Exchange Commission's Regulation AB for publicly-issued (i.e.,

transaction-level reporting required under the Securities Exchange Act of 1934,

as amended) residential mortgage-backed securities and other asset-backed securities issued on or after January 1, 2006, for which the Company provides trustee, securities administration or paying agent services, excluding any publicly issued transactions, sponsored or issued by any government sponsored entity (the Platform), except for servicing criteria 1122(d)(2)(iii),

1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii),

1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi),

1122(d)(4)(xii), 1122(d)(4)(xiii) and 1122(d)(4)(xiv), which the Company has determined are not applicable to the activities it performs with respect to the

Platform, as of and for the twelve months ended December 31, 2006. Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the

Company's compliance based on our examination.

Our examination was conducted in accordance with the standards of the Public

Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset-backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the

Company's compliance with the servicing criteria.

As described in management's assertion included in the accompanying Appendix I,

for servicing criteria 1122 (d)(2)(i), 1122 (d)(4)(i) and 1122(d)(4)(ii), the

Company has engaged various vendors to perform the activities required by these servicing criteria. The Company has determined that these vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the

Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation

17.06 of the SEC Division of Corporation Finance Manual of Publicly Available

Telephone Interpretations ("Interpretation 17.06"). As permitted by

Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors'

activities comply in all material respects with the servicing criteria applicable to each vendor. The Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria as described in its assertion, and we performed no procedures with respect to the Company's eligibility to apply Interpretation

17.06.

          KPMG LLP, a U.S. limited liability partnership, is the U.S.

            member firm of KPMG International, a Swiss cooperative.

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In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria, including servicing criteria 1122 (d)(2)(i),

1122 (d)(4)(i) and 1122(d)(4)(ii) for which compliance is determined based on

Interpretation 17.06 as described above, as of and for the twelve months ended

December 31, 2006 is fairly stated, in all material respects.

                                            /s/ KPMG LLP

Chicago, Illinois

February 28, 2007

                                                                      Appendix I

                      MANAGEMENT'S ASSERTION OF COMPLIANCE

Management of the Trust & Securities Services department of Deutsche Bank

National Trust Company and Deutsche Bank Trust Company Americas (collectively the "Company") is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the

Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting required under the

Securities Exchange Act of 1934, as amended) residential mortgage-backed securities and other asset-backed securities issued on or after January 1, 2006 for which the Company provides trustee, securities administration or paying agent services, excluding any publicly issued transactions sponsored or issued by any government sponsored entity (the "Platform").

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d),

except for the following criteria: 1122(d)(2)(iii), 1122(d)(4)(iv),

1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii),

1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii)

and 1122(d)(4)(xiv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the "Applicable

Servicing Criteria").

Period: Twelve months ended December 31, 2006 (the "Period").

Management's interpretation of Applicable Servicing Criteria: The Company's

management has determined that servicing criteria 1122(d)(1)(iii) is applicable only with respect to its continuing obligation to act as, or locate a, successor servicer under the circumstances referred to in certain governing documents. It is management's interpretation that Deutsche Bank Trust Company America has no other active back-up servicing responsibilities in regards to 1122(d)(1)(iii) as of and for the Period.

Third parties classified as vendors: With respect to servicing criteria

1122(d)(2)(i), 1122(d)(4)(i), and 1122(d)(4)(ii), management has engaged various vendors to perform the activities required by these servicing criteria. The

Company's management has determined that these vendors are not considered a

"servicer" as defined in Item 1101(j) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation

17.06 of the SEC Division of Corporation Finance Manual of Publicly Available

Telephone Interpretations ("Interpretation 17.06"). As permitted by

Interpretation 17.06, management has asserted that it has policies and procedures in place to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to each vendor. The Company's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

With respect to the Platform, the Company's management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

1. The Company's management is responsible for assessing the Company's compliance with the Applicable Servicing Criteria as of and for the Period.

2. The Company's management has assessed compliance with the Applicable

Servicing Criteria, including servicing criteria for which compliance is determined based on Interpretation 17.06 as described above, as of and for the

Period. In performing this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of

Regulation AB.

3. Based on such assessment, as of and for the Period, the Company has complied,

in all material respects, with the Applicable Servicing Criteria.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to the management's assertion of compliance with the Applicable

Servicing Criteria as of and for the Period.

                                                                      Appendix I

                                            DEUTSCHE BANK NATIONAL TRUST COMPANY

                                            By: /s/ Gary R. Vaughan

                                                --------------------------------

                                                Name: Gary R. Vaughan

                                                Its: Managing Director

                                            By: /s/ David Co

                                                --------------------------------

                                                Name: David Co

                                                Its: Director

                                            By: /s/ Jose Sicilia

                                                --------------------------------

                                                Name: Jose Sicilia

                                                Its: Managing Director

                                            By: /s/ Kevin Fischer

                                                --------------------------------

                                                Name: Kevin Fischer

                                                Its: Vice President

                                            By: /s/ Robert Frier

                                                --------------------------------

                                                Name: Robert Frier

                                                Its: Director

                                            DEUTSCHE BANK TRUST COMPANY AMERICAS

                                            By: /s/ Kevin C. Weeks

                                                --------------------------------

                                                Name: Kevin C. Weeks

                                                Its: Managing Director

                                            By: /s/ Jenna Kaufman

                                                --------------------------------

                                                Name: Jenna Kaufman

                                                Its: Director